As filed with the Securities and Exchange Commission on November 12, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FLUSHING FINANCIAL CORPORATION

(Exact name of each registrant as specified in its certificate of incorporation)

DELAWARE	11-3209278
(State or other jurisdiction of incorporation or organization of each registrant)	(I.R.S. Employer Identification No.)

220 RXR PLAZA

UNIONDALE, NEW YORK 11556

(718) 961-5400

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

JOHN R. BURAN

CHIEF EXECUTIVE OFFICER

FLUSHING FINANCIAL CORPORATION

220 RXR PLAZA

UNIONDALE, NEW YORK 11556

(718) 961-5400

(Name, address, including zip code, and telephone number, including area code, of agent for service of each registrant)

Copy to:

GARY J. SIMON

HUGHES HUBBARD & REED LLP

ONE BATTERY PARK PLAZA

NEW YORK, NEW YORK 10004

(212) 837-6770

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)(2)	(1)(2)	N/A
Preferred Stock	(1)	(1)(2)	(1)(2)	N/A
Depository Shares	(1)(3)	(1)(2)	(1)(2)	N/A
Common Stock	(1)	(1)(2)	(1)(2)	N/A
Warrants(4)	(1)	(1)(2)	(1)(2)	N/A
Units(5)	(1)	(1)(2)	(1)(2)	N/A
Total	(1)(3)	100%	$400,000,000	$37,080(2)

(1)	The securities of each class may be offered and sold by the registrant
(2)

An indeterminate aggregate number and amount of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, as shall have an aggregate initial offering price not to exceed $400,000,000 exclusive of accrued dividends and interest, if any. The debt securities, preferred stock, depository shares and warrants may be convertible into or exercisable or exchangeable for our common stock or other securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depository shares. Unutilized filing fees of $17,627.50 were previously paid by the registrant pursuant to a Form S-3 (File No. 333-217000) initially filed with the Securities and Exchange Commission on March 29, 2017. Additional unutilized filing fees of $19,452.50 were previously paid (as a portion of a total then paid of $28,740) by the registrant pursuant to a Form S-3 (File No. 333-236861) filed with the Securities and Exchange Commission on March 3, 2020.

(3)

Such indeterminate number of depository shares to be evidenced by depository receipts issued pursuant to a deposit agreement. In the event the registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depository receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depository under the deposit agreement.

(4)	Warrants represent rights to purchase debt securities, common stock, depository shares or preferred stock registered hereunder.
(5)	Units may consist of two or more other securities registered hereunder.

PROSPECTUS

FLUSHING FINANCIAL CORPORATION

$400,000,000

Debt Securities

Preferred Stock

Depository Shares

Common Stock

Warrants

Units

These securities may be offered and sold from time to time by us in one or more offerings, up to a total dollar amount of $400,000,000 (or the equivalent in foreign currency or currency units). We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in these securities. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.

Flushing Financial Corporation’s common stock is traded on the NASDAQ Global Select Market under the symbol “FFIC.”

Investing in the securities involves certain risks. See “ Risk Factors ” beginning on page 6 of this prospectus and on page 44 of our annual report on Form 10-K for the year ended December 31, 2020, which is incorporated herein by reference, as well as any risk factors included in, or incorporated by reference into, the applicable prospectus supplement, to read about factors you should consider before buying any of our securities.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor have these organizations determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may offer and sell the securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods.

These securities are not savings accounts, deposits or other obligations of any bank. These securities are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is November 12, 2021.

In this prospectus, unless the context indicates otherwise, references to the “Holding Company” “we,” “our” and “us” refer to the activities and the assets and liabilities of Flushing Financial Corporation, including its subsidiaries.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and other publicly available documents, including the documents incorporated herein by reference, may include and our representatives may from time to time make projections and statements which may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about our business and management’s beliefs and assumptions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “projections,” “goals,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” or “may,” or by variations of such words or by similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements.

Future Factors include that:

•	the COVID-19 pandemic may significantly impact our financial condition and results of operations;

•	changes in interest rates may significantly impact our financial condition and results of operations;

•	our lending activities involve risks that may be exacerbated depending on the mix of loan types;

•	failure to effectively manage our liquidity could significantly impact our financial condition and results of operations;

•	our ability to obtain brokered deposits as an additional funding source could be limited

•	the markets in which we operate are highly competitive;

•	our results of operations may be adversely affected by changes in national and/or local economic conditions;

•	changes in laws and regulations could adversely affect our business;

•	current conditions in, and regulation of, the banking industry may have a material adverse effect on our results of operations;

•

a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyberattacks, could disrupt our business, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses;

•	we may experience increased delays in foreclosure proceedings;

•	our inability to hire or retain key personnel could adversely affect our business;

•	we are not required to pay dividends on our common stock;

•	uncertainty surrounding the elimination of LIBOR and the proposed transition to SOFR may adversely affect our business; and

•

the ultimate success of integrating Empire Bancorp, Inc. (“Empire”) into our operations cannot be assured and the anticipated benefits and cost savings of the merger with Empire may not be fully realized.

These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, either nationally or in the states in which Flushing and its subsidiaries do business, including interest rate and currency exchange rate fluctuations, changes and trends in the securities markets, and other Future Factors.

ABOUT THIS DOCUMENT

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. The prospectus does not contain all information included in the registration statement. You may review a copy of the registration statement at the SEC’s Public Reference Room as well as through the SEC’s internet site, as described below. Under this shelf registration process, we may offer and sell the securities identified in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov.

In this prospectus, as permitted by law, we “incorporate by reference” information from other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than those portions that may be “furnished” and not filed with the SEC) until our offering is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2020;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021;

•	Current Reports on Form 8-K filed on January 5, 2021, April 1, 2021, May 19, 2021 (with respect to Item 5.07 therein), July 1, 2021 and October 4, 2021;

•

Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  8, 2021 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020; and

•

The description of our common stock contained in the registration statement on Form 8-A, filed on September 30, 1996 with the SEC pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating such description.

You may request a copy of any of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Flushing Financial Corporation

220 RXR Plaza

Uniondale, New York 11556

(718) 961-5400

ABOUT FLUSHING FINANCIAL CORPORATION

Flushing Financial Corporation is a Delaware corporation and is registered as a financial holding company under the Bank Holding Company Act of 1956, as amended. The principal executive offices of Flushing are located at 220 RXR Plaza, Uniondale, New York 11556. The telephone number for Flushing is (718) 961-5400.

RISK FACTORS

Investing in our securities involves certain risks. Before you invest in any of our securities, in addition to the other information included in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in Item 1 under the caption “Risk Factors” and elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated into this prospectus by reference, as updated by our annual or quarterly reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following summary discusses the material terms of our capital stock. This description is a summary only and not meant to be complete, but is qualified in its entirety by reference to the relevant provisions of the General Corporation Law of the State of Delaware (the “DGCL”), charter and amended and restated bylaws. For more detailed information, you should refer to our charter and amended and restated bylaws, which we have filed with the SEC and are incorporating by reference herein, and the DGCL.

Our charter provides that we may issue up to 105,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. There were 30,676,195 shares of our common stock outstanding as of October 31, 2021. There currently are no other classes or series of preferred stock authorized or outstanding.

We are a Delaware corporation governed by the DGCL. Under Delaware law, stockholders generally are not responsible for a corporation’s debts or obligations.

DESCRIPTION OF COMMON STOCK

Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. There is no cumulative voting for election of directors. In uncontested elections, director nominees must be elected by the majority of votes cast at the annual meeting of stockholders. Incumbent directors who fail to receive a majority of votes—and who would otherwise remain in office until a successor is elected under Delaware law—are required to offer a letter of resignation for consideration by the Board of Directors. Plurality voting applies if the number of nominees exceeds the number of open director positions.

Holders of our common stock vote together as a single class, except as otherwise provided by law. Holders of shares of our common stock have no preemptive rights, conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All shares of common stock will, when issued, be fully paid and non-assessable.

Dividends

Subject to the DGCL and the rights of holders of any outstanding preferred stock, holders of our common stock will be entitled to share dividends equally, share for share.

Certain Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, facilitating corporate acquisitions or paying a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable the Board of Directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third party attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Certain Provisions Affecting Change in Control

Certain provisions of our certificate of incorporation and bylaws, the Bank’s New York State charter and bylaws, certain federal regulations and provisions of Delaware corporation law, and certain provisions of remuneration plans and agreements applicable to employees and officers of the Bank may have anti-takeover effects by discouraging potential proxy contests and other takeover attempts, particularly those which have not been negotiated with the Board of Directors. Applicable regulatory restrictions may also prevent or inhibit the acquisition of a controlling position in our common stock and may prevent or inhibit takeover attempts that certain stockholders may deem to be in their or other stockholders’ interest or in our interest, or in which stockholders may receive a substantial premium for their shares over then current market prices. These provisions may also increase the cost of, and thus discourage, any such future acquisition or attempted acquisition, and would render the removal of our current Board of Directors or management more difficult.

Transfer Agent and Registrar

Computershare Trust Company, N.A., P.O. Box 30170, College Station, TX 77842-3170, is the transfer agent and registrar of our common stock.

DESCRIPTION OF PREFERRED STOCK

The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the amendment to our Certificate of Incorporation or the Certificate of Designation, with respect to the establishment of a series of preferred stock which would be filed with the SEC in connection with the offering of such series of preferred stock.

Our Certificate of Incorporation permits our board of directors to authorize the issuance of up to 5,000,000 shares of preferred stock, par value $0.01, in one or more series, without stockholder action. The board of directors can fix the voting powers (if any) and designations, preferences and relative, participating, optional or of the special rights of each series. Therefore, without stockholder approval, our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control. No preferred stock is currently outstanding.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of the liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion provisions;

•	the voting rights (if any) of holders of shares of the preferred stock;

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares”; and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up, and dissolution, rank:

•

senior to all classes of common stock and all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the “junior securities”);

•	equally with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the “parity securities”); and

•	junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as, and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve Board.

Rights Upon Liquidation

If we dissolve, liquidate, or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option, with prior Federal Reserve Board approval, if required. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default on the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Under current regulations, bank holding companies, except in certain narrowly defined circumstances, may not exercise any option to redeem shares of preferred stock included as Tier 1 capital without the prior approval of the Federal Reserve Board. Ordinarily, the Federal Reserve Board would not permit such a redemption unless (1) the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock, or (2) the Federal Reserve Board determines that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our Amended and Restated Certificate of Incorporation.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of such series, or a holder of 5% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at such time as such series is deemed a class of voting securities, (a) any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 5% or more of that series; and (b) any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

Exchangeability

We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

DESCRIPTION OF DEBT SECURITIES

We may offer unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under one of two separate indentures. We have filed the form of subordinated indenture between us and Wilmington Trust, National Association, as trustee, as an exhibit to the registration statement of which this prospectus forms a part. The subordinated indenture and any other indenture under which we may issue debt securities are sometimes referred to in this prospectus individually as an “indenture” and collectively as the “indenture.” We may issue debt securities under a separate new indenture. If that occurs, we will describe any differences in the terms of any such indenture in the applicable prospectus supplement.

The following description briefly sets forth certain general terms and provisions of the debt securities and does not purport to be complete. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, you must refer to both the related prospectus supplement and to the following description. If any particular terms of such debt securities described in a prospectus supplement differ from any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

Debt Securities

The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable indenture and prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	whether the securities will be senior, subordinated or junior subordinated;

•	applicable subordination provisions, if any;

•	conversion or exchange into other securities;

•	percentage or percentages of principal amount at which such securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s) and the method of computation of interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form of debt security;

•	amount of discount or premium, if any, with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•	our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

General

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

We will describe the U.S. federal income tax consequences and special considerations, if any, applicable to any such series in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional U.S. federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

Subject to the limitations provided in the indenture and in the prospectus supplement, you may transfer or exchange debt securities that we issue in registered form at our corporate office or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more global securities that we will deposit with, or on behalf of, a depositary identified in the applicable prospectus supplement relating thereto. We will issue global securities in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary, or any such nominee to a successor of such depositary or a nominee of such successor. We will describe the specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security in the applicable prospectus supplement.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of a paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled to such interest as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, we will designate the corporate trust office of the trustee in the United States as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate debt securities additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys or United States government obligations (including proceeds thereof) deposited by us with the trustee or any paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and after repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Consolidation, Merger and Sale of Assets

The indenture will provide that we will not consolidate with or merge into any other person or convey, transfer or lease substantially all of our properties to any person, and no person may consolidate with or merge into us unless (a) the successor is organized under the laws of the United States or any state or the District of Columbia, and the successor expressly assumes our obligations under the indenture and the debt securities, (b) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both would become an Event of Default, shall have occurred and be continuing, and (c) certain other conditions as prescribed in the indenture are met.

The general provisions of the indenture do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction that we may become involved in that may adversely affect holders of the debt securities.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to debt securities of any series:

(a) our failure (i) to pay the principal of (or premium, if any, on) any debt securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise or (ii) to make any payment required by any sinking or analogous fund established with respect to that series;

(b) our failure to pay any interest upon any debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 90 days;

(c) our failure to observe or perform any other of the covenants or agreements in the debt securities or the applicable indenture for a period of 90 days after the date on which written notice of such failure, requiring us to remedy the same, shall have been given to us by the trustee, or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series at the time outstanding;

(d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the us or our material subsidiary (as identified in the applicable indenture) in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or such material subsidiary or for any substantial part of our or its respective property, or ordering the winding-up or liquidation of our or its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

(e) we or such material subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of us or such material subsidiary or for any substantial part of our or its respective property, or shall make any general assignment for the benefit of creditors; or

(f) any other Event of Default provided with respect to debt of that series;

then, if an Event of Default described in clause (a), (b), (c), or (f) shall have occurred and be continuing, and in each and every such case, unless the principal amount of all the debt securities of such series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding hereunder, by notice in writing to us (and to the trustee if given by securityholders) may declare the principal amount of all the debt securities (or, with respect to original issue discount securities, such lesser amount as may be specified in the terms of such Securities) of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in the applicable indenture or in the debt securities of such series contained to the contrary notwithstanding; or, if an Event of Default described in clause (d) or (e) shall have occurred and be continuing, and in each and every such case, unless the principal of all the debt securities of such series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of all the debt securities of that series then outstanding thereunder, by notice in writing to us (and to the trustee if given by securityholders), may declare the principal of all the debt securities (or, with respect to original issue discount securities, such lesser amount as may be specified in the terms of such debt securities) to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in the applicable indenture or in the securities contained to the contrary notwithstanding.

Limitation on Suits

No holder of any debt security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:

•	such holder has previously given written notice to the trustee of a continuing Event of Default;

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee under the applicable indenture;

•	such holder or holders have offered to the trustee indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceedings; and

•	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities.

Waiver and Modification

The holders of a majority in principal amount of the debt securities of each series at the time outstanding may, on behalf of the holders of all the debt securities of that series, waive any past default hereunder and its consequences, except a default:

•	in the payment of the principal of, premium, if any, or any interest on any debt security; or

•

in respect of a covenant or provision hereof that pursuant to the express terms of the applicable indenture cannot be modified or amended without the consent of the holder of each outstanding debt security affected.

Upon any such waiver, such default shall cease to exist, and any Default or Event of Default arising therefrom shall be deemed to have been cured, for every purpose of such indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Without the consent of any holders of debt securities, we and the trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of the execution thereof) for one or more of the following purposes:

•

to evidence a successions of another corporation to us, or successive successions, pursuant to the express provisions of such indenture, and the assumption by the successor corporation of the covenants, agreements and obligations of us therein and in the debt securities;

•

to add to our covenants such further covenants, restrictions, conditions or provisions as we shall consider to be for the protection of the holders of debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in such indenture as therein set forth, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

•

to establish any series of debt securities and the form or terms of certain such, including any subordination provisions and any conversion or exchange provisions applicable to debt securities that are convertible into or exchangeable for other securities or property, and any deletions from or additions or changes to such indenture in connection therewith (provided that any such deletions, additions and changes shall not be applicable to any other series of debt securities then outstanding);

•	to add any additional Events of Default with respect to all or any series of debt securities (as shall be specified in such supplemental indenture);

•

to supplement any of the provisions of such indenture to such extent as shall be necessary to permit or facilitate the defeasance, covenant defeasance and/or satisfaction and discharge of any series of debt securities as expressly provided in such indenture, provided that any such action shall not adversely affect the interests of any holder of a debt security of such series or any other debt security in any material respect;

•

to add to or change any of the provisions of such indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities, registrable or not registrable as to principal;

•	to make provisions with respect to conversion or exchange rights of holders of debt securities of any series;

•

in the case of any series of debt securities which are convertible into or exchangeable for commodities or for our securities to safeguard or provide for the conversion or exchange rights, as the case may be, of such debt securities in the event of any reclassification or change of outstanding securities or any merger, consolidation, statutory share exchange or combination of us with or into another person or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the properties and assets of us to any other person or other similar transactions, if expressly required by the terms of such series of debt securities established pursuant to the express provisions of such indenture;

•	to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities of any series;

•

to modify, eliminate or add to the provisions of such indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to such indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act or any corresponding provision in any similar federal statute hereafter enacted;

•

to modify, eliminate or add to any of the provisions of such indenture, provided that any such change or elimination (i) shall become effective only when there is no debt security of any series outstanding and created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) shall not apply to any debt security outstanding;

•	to conform the indenture or the debt securities to the description thereof in the related prospectus, offering memorandum or disclosure document;

•

to cure any ambiguity or to correct or supplement any provision contained therein or in any supplemental indenture which may be defective or inconsistent with any other provisions contained herein or in any supplemental indenture;

•	to add guarantees with respect to, or to secure, any series of debt securities;

•

to evidence and provide for the acceptance and appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add or change any provisions of such indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the express provisions of such indenture; and

•

to make any change to the debt securities of any series or to make any other provisions in regard to matters or questions arising under such indenture that does not adversely affect the legal rights under such indenture of any holder of debt securities of any series issued under such indenture, including provisions necessary or desirable to provide for or facilitate the administration of the trusts thereunder.

The trustee may join with us in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the trustee will not be obligated to enter into any such supplemental indenture which adversely affects the trustee’s own rights, duties or immunities under such indenture or otherwise.

Action by Holders

In determining whether the holders of a specified percentage in aggregate principal amount of the debt securities of any or all series have taken any action (including the making of any demand or request, the giving of any authorization, direction, notice, consent or waiver or the taking of any other action), (i) the principal amount of any original issue discount security that may be counted in making such determination and that shall be deemed to be outstanding for such purposes shall be equal to the amount of the principal thereof that could be declared to be due and payable upon an Event of Default pursuant to the terms of such original issue discount security at the time the taking of such of such action is evidenced to the trustee, and (ii) the principal amount of a debt security denominated in a foreign currency or currency unit shall be the U.S. dollar equivalent, determined as of the date of original issuance of such debt security in accordance with the express provisions of such indenture, of the principal amount of such debt securities.

Record Date

We may, but will not be obligated to, set a record date for purposes of determining the identity of holders of debt securities of any series entitled to vote or consent to any action by vote or consent or to otherwise take any action under an indenture authorized or permitted by the provisions of such indenture. Such record date shall be the later of (i) the date 20 days prior to the first solicitation of such consent or vote or other action and (ii) the date of the most recent list of holders of such debt securities delivered to the principal corporate trust office of the trustee pursuant to such indenture prior to such solicitation. If such a record date is fixed, those persons who were holders of such debt securities at the close of business on such record date shall be entitled to vote or consent or take such other action, or to revoke any such action, whether or not such persons continue to be holders after such record date, and for that purpose the outstanding debt securities shall be computed as of such record date.

Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have provisions relating to defeasance and discharge of indebtedness or relating to defeasance of certain restrictive covenants applied to the debt securities of any series, or to any specified part of a series.

16.1

Defeasance and Discharge. The indenture may provide that upon our exercise of our option (if any) we will be discharged from all our obligations (and, if applicable, provisions relating to subordination will cease to be effective) with respect to debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur.

Defeasance of Certain Covenants. The indenture also may provide that, upon our exercise of our option (if any) we may omit to comply with certain restrictive covenants of the indenture and any that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (d) under “Events of Default” and any that may be described in the applicable prospectus supplement, will be deemed not to be or result in an Event of Default, in each case with respect to such debt securities. We, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of such debt securities, money or United States government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the indenture and such debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercised this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and United States government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary, or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed, plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely, upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Inspection of Books

Any record holder of depositary shares who has been a holder for at least six months or who holds at least five percent of our outstanding shares of capital stock will be entitled to inspect the transfer books relating to the depositary shares and the list of record holders of depositary shares upon certification to the depositary that the holder is acting in good faith and that the inspection is for a proper purpose.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	any applicable anti-dilution provisions;

•	any applicable redemption or call provisions;

•	the circumstances under which the warrant exercise price may be adjusted;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•

if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

•

the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. We may issue units consisting of two or more other constituent securities. These units may be issuable as, and for a specified period of time may be transferable only as a single security, rather than as the separate constituent securities comprising such units. While the features we have summarized below will generally apply to any units we may offer under this prospectus, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The specific terms of any units may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those units, as well as for other reasons. Because the terms of any units we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We urge you to read the applicable prospectus supplement related to the specific units being offered, as well as the complete instruments that contain the terms of the securities that comprise those units. Certain of those instruments, or forms of those instruments, have been or will be filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the Commission.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

We may offer and sell these securities in any one or more of the following ways:

•	to the public through a group of underwriters managed or co-managed by one or more underwriters, or through dealers;

•	through one or more agents;

•	directly to purchasers; or

•	through a combination of such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

Each time we sell securities, a prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any agents, dealers or underwriters included in the offer and sale of the securities;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or paid to the agents or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments the agents or the underwriters may be required to make.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to those contracts will be equal to, the respective amounts stated in the prospectus supplement. Institutions with which the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions, except that:

•

the purchase by an institution of the debt securities covered under that contract will not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the debt securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased those debt securities not sold for delayed delivery.

The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent, and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commission payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Each series of securities other than common stock will be a new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 2710.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our common stock to hedge their positions, deliver this prospectus in connection with some or all of those sales, and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of our common stock short using this prospectus and deliver our common stock covered by this prospectus to close out such short positions, or loan or pledge our common stock to financial institutions that in turn may sell the shares of our common stock using this prospectus. We may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledges or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.

We also may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Certain of the underwriters and their associates and affiliates may in the ordinary course of business be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates.

VALIDITY OF SECURITIES

The validity of the securities may be passed upon for us by Hughes Hubbard & Reed LLP, or by counsel named in the applicable prospectus supplement, and for any underwriters or agents by counsel selected by such underwriters or agents.

EXPERTS

The consolidated financial statements of Flushing Financial Corporation as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

FLUSHING FINANCIAL CORPORATION

$400,000,000

DEBT SECURITIES

PREFERRED STOCK

DEPOSITORY SHARES

COMMON STOCK

WARRANTS

UNITS

PROSPECTUS

November 12, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an itemized statement of the estimated fees and expenses in connection with the offering of the securities registered hereunder.

Registration Statement filing fees	$37,080	[1]
Blue Sky fees and expenses	0
Printing and engraving expenses	0
Legal fees and expenses	0
Miscellaneous	2,920

Total	$40,000

(1)

Unutilized filing fees of $17,627.50 were previously paid by the registrant pursuant to a Form S-3 (File No. 333-217000) initially filed with the Securities and Exchange Commission on March 29, 2017. Additional unutilized filing fees of $19,452.50 were previously paid (as a portion of a total then paid of $28,740) by the registrant pursuant to a Form S-3 (File No. 333-236861) filed with the Securities and Exchange Commission on March 3, 2020.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnification is authorized for such person against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) he shall not have been adjudged liable to the corporation. Any such indemnification (unless ordered by a court) may be made by the corporation only as authorized in each specific case by the corporation upon a determination that indemnification of the present or former director, officer, employee or agent is proper because such person has met the applicable standard of conduct, which indemnification shall be made in the case of a director or officer at the time of the determination by the shareholders, a majority vote of disinterested directors, a committee of disinterested directors or by independent legal counsel in a written opinion, if there are no such directors or if such directors so direct.

Section 145 of the DGCL also authorizes a corporation to pay the expenses (including attorneys’ fees) incurred by an officer or director in defending any such proceedings in advance of their final disposition. Such advance payment of expenses, however, may be made only upon delivery to the corporation by the indemnified party of an undertaking to repay all amounts so advanced if it shall ultimately be determined that the person receiving such payments is not entitled to be indemnified pursuant to Section 145 of the DGCL. The DGCL also provides that its provisions regarding indemnification and advancement of expenses are not exclusive of other rights which may be provided by bylaw, agreement, or otherwise.

Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against or incurred by such person in any such capacity, or arising out of such status, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145 of the DGCL.

Article TENTH of our Certificate of Incorporation limits the personal liability of directors in specified circumstances and sets forth circumstances under which our directors, officers, employees and agents may be indemnified against liability which they incur in their capacities as such. Article TENTH provides as follows:

TENTH.

(A) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the date of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation law, as so amended.

(B) The Corporation shall indemnify to the fullest extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is a party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation (a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or, while serving as a director or officer of the Corporation, is or was serving, in any capacity, at the request of the Corporation, any other corporation, partnership, joint venture, trust, association or other enterprise, including service with respect to an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against judgments, fines, penalties, amounts paid in settlement, and expenses (including attorneys’ fees and expenses, expenses and cost of investigations, and expenses of enforcement of such person’s rights under this Article TENTH) incurred by such person in connection with such Proceeding; provided, however, that no such indemnification shall be required for amounts paid in any settlement or other non-adjudicated disposition of any Proceeding unless the Board of Directors of the Corporation has given its prior consent to such settlement or disposition.

(C) The right to indemnification conferred by this Article TENTH shall also include the right of such persons to be paid in advance by the Corporation for their expenses to the full extent permitted by the laws of the State of Delaware as from time to time in effect. The right to indemnification conferred on such persons by this Article TENTH shall be a contract right and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

(D) The Corporation may, to the extent authorized from time to time by the Board of Directors, indemnify to the fullest extent permitted by the laws of the State of Delaware as from time to time in effect any person who was or is party or is threatened to be made a party to, or otherwise requires representation by counsel in connection with, any Proceeding, by reason of the fact that such person is or was an employee (other than an officer) or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity.

The rights and authority conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation or the By-Laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

Notwithstanding anything to the contrary contained in this Article TENTH, the Corporation shall not indemnify any person in connection with any Proceeding initiated by such person against any other person or entity other than the Corporation or any Subsidiary unless such Proceeding was authorized by the Board of Directors of the Corporation.

Neither the amendment nor repeal of this Article TENTH, nor the adoption of any provision of the Certificate of Incorporation or By-Laws or of any statute inconsistent with this Article TENTH, shall eliminate or reduce the effect of this Article TENTH in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

We have entered into Indemnity Agreements with each of our directors and executive officers, which provide for mandatory indemnification for each such person to the full extent permitted by law against judgments, fines, amounts paid in settlement in connection with any claim arising out of such person’s service to us unless he was adjudicated to have acted in bad faith, deliberate dishonesty or for personal gain. The agreements provide for advancement of expenses and specify procedures for determining entitlement to indemnification in a particular case.

We maintain insurance coverage under which our officers and directors are indemnified under certain circumstances with respect to litigation and other costs and liabilities arising out of actual or alleged misconduct of such officers and directors.

For the undertaking with respect to indemnification, see Item 17 in this Registration Statement.

ITEM 16.	EXHIBITS.

The exhibits filed (unless otherwise noted) as a part of this registration statement are set forth in the accompanying Exhibit Index.

ITEM 17.	UNDERTAKINGS.

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however , that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(6) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 of the registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and the registrant regulations prescribed by the SEC under Section 305(b)(2) of the Act.

EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT

1.1	Form of Underwriting Agreement for Debt Securities, Common Stock, Preferred Stock, Depository Shares, Warrants and Units.*

3.1	Certificate of Incorporation of Flushing Financial Corporation. (Incorporated by reference to Exhibits filed with the Registration Statement on Form S-1 filed September 1, 1995, Registration No. 33-96488.) (P)

3.2	Certificate of Amendment to Certificate of Incorporation of Flushing Financial Corporation (Incorporated by reference to Exhibits filed with Form S-8 filed May 31, 2002.)

3.3	Certificate of Amendment to Certificate of Incorporation of Flushing Financial Corporation. (Incorporated by reference to Exhibits filed with Form 10-K for the year ended December 31, 2011.)

3.6	Amended and Restated By-Laws of Flushing Financial Corporation. (Incorporated by reference to Exhibits filed with Form 10-Q for the quarter ended June 30, 2014.)

4.1	Form of Subordinated Indenture by and between the Company and Wilmington Trust, National Association, as Trustee.**

5.1	Opinion of Hughes Hubbard & Reed LLP as to the validity of the securities.**

23.1	Consent of BDO USA, LLP.**

23.3	Consent of Hughes Hubbard & Reed LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included in Signatures on pages II-7-8).**

25.1	Statement of Eligibility and Qualification of Trustee on Form T-1 for the Subordinated Indenture.***

*	Executed versions of these documents will, if applicable, be filed by amendment or as an exhibit to a document to be incorporated by reference herein.
**	Filed herewith.
***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.
(P)	Paper exhibits

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Uniondale, New York on November 12, 2021.

FLUSHING FINANCIAL CORPORATION

/s/ John R. Buran
John R. Buran, Chief Executive Officer

We the undersigned directors and/or officers of Flushing Financial Corporation, a corporation organized under the laws of the State of Delaware (the “Corporation”), hereby constitute and appoint John R. Buran, Susan K. Cullen and Maria A. Grasso, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a registration statement (the “Registration Statement”) on Form S-3 or any other appropriate form, and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to Rule 415 thereunder, of (i) the Corporation’s debt securities, (ii) shares of the Corporation’s common stock, (iii) shares of the Corporation’s preferred stock, (iv) warrants for the purchase of such debt securities, common stock, preferred stock, or (v) depository shares (described below), plus (i) an indeterminate number of shares of such common stock issuable (A) upon conversion of shares of such preferred stock, to the extent any of such shares of preferred stock are by their terms convertible into such common stock or (B) upon exercise of such warrants, (ii) an indeterminate number of shares of such preferred stock (A) in the form of depository shares to be evidenced by depository receipts to be issued pursuant to a deposit agreement and (B) upon exercise of Warrants and (iii) an indeterminate amount of such debt securities issuable upon exercise of such warrants; and in connection with any and all amendments to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of the Corporation and in the name and on behalf of such officer or director of the Corporation, to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, to attest to the seal of the Corporation thereon, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory organization, hereby granting to such attorneys-in-fact and agents, each acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person; and such persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate; and each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons and in the capacities indicated on November 12, 2021.

Signature	Title

/s/ John R. Buran John R. Buran	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Susan K. Cullen Susan K. Cullen	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Alfred A. DelliBovi Alfred A. DelliBovi	Chairman of the Board

/s/ Michael A. Azarian Michael A. Azarian	Director

/s/ James D. Bennett James D. Bennett	Director

/s/ Steven J. D’Iorio Steven J. D’Iorio	Director

/s/ Louis C. Grassi Louis C. Grassi	Director

/s/ Sam S. Han Sam S. Han	Director

/s/ John J. McCabe John J. McCabe	Director

/s/ Donna M. O’Brien Donna M. O’Brien	Director

/s/ Michael J. Russo Michael J. Russo	Director

/s/ Caren C. Yoh Caren C. Yoh	Director